Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Lyndi McMillan, lyndi.mcmillan@navistar.com, 331-332-3181
Investor contact:	Marty Ketelaar, marty.ketelaar@navistar.com, 331-332-2706
Web site:	www.Navistar.com/news

NAVISTAR TO PRESENT AT

GABELLI & COMPANY’S AUTOMOTIVE AFTERMARKET SYMPOSIUM

AND ROBERT W. BAIRD’S 2017 INDUSTRIAL CONFERENCE

LISLE, Ill. — October 24, 2017 — Navistar International Corporation (NYSE: NAV) today announced that Troy A. Clarke, Chairman, President and Chief Executive Officer, and Walter G. Borst, Executive Vice President and Chief Financial Officer, will discuss industry topics and business matters related to the company during Gabelli & Company’s 41st Annual Automotive Aftermarket Symposium in Las Vegas, Nevada, on Monday, October 30, which is scheduled to begin at 3:15 p.m. Pacific.

The company also announced that Troy A. Clarke, Chairman, President and Chief Executive Officer will discuss business matters related to the company during the Robert W. Baird 2017 Industrial Conference in Chicago, Illinois on Thursday, November 9, which is scheduled to begin at 2:00 p.m. Central.

The live webcast can be accessed through the investor relations page of the company’s website at

http://www.navistar.com/navistar/investors/webcasts. Investors are advised to log on to the website at least 15 minutes prior to the start of the webcast to allow sufficient time for downloading any necessary software. The webcast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a limited time.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.